Exhibit 4.4


                              CERTIFICATE OF TRUST
                                OF HSB CAPITAL II

                  This Certificate of Trust of HSB Capital II (the "Trust"), dated as of December 31, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

               1. NAME. The name of the business trust being formed hereby is HSB Capital II.

               2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is: First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               3.  EFFECTIVE  DATE.  This   Certificate  of  Trust  shall  be
affective upon the filing of this Certificate of Trust.

               IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                              Name: Saul L. Basch
                              Title: Administrative Trustee



                              Name: Roberta O'Brien
                              Title: Administrative Trustee


                              Name:  Robert C. Walker
                              Title: Administrative Trustee


                              FIRST CHICAGO DELAWARE INC.,
                              as Delaware Trustee


                              By:
                              Name:  Melissa G. Weisman
                              Title: Vice President